Exhibit 10.1
Development Proposal and Agreement
For
Cyberkinetics Neurotechnology Systems, Inc.
and
Andara Life Science, Inc.
Oscillating Field Stimulator
Proposal # 1264C
May 19, 2006
Minnetronix, Inc.
1635 Energy Park Drive
St. Paul, MN 55108
651.917.4060
651.917.4066 fax
www.minnetronix.com

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006

Table of contentsExecutive Overview	3

1.1 Project Overview	3

1.2 Project Schedule	3

1.3 Summary of Project Cost Estimates	3

1.4 Cost Structure	4

2 Development Proposal	5

2.1 Scope	5

2.2 System Description	5

2.3 Roles and Responsibilities	5
2.3.1 Cyberkinetics’ Roles	5
2.3.2 Minnetronix’ Roles	5
2.3.3 FDA and CE-marking Activities	6
2.3.4 Verification and Validation Activities	7

2.4 Project Overview	7
2.4.1 Project Summary	7
2.4.2 Detailed Design, Pre-production Build and Verification (Phases 2,3,4)	8
2.4.3 Design Transfer (Phase 5)	8
2.4.4 Cost Structure	8
2.4.5 Project Cost Estimate and Schedule	9
2.4.6 Detailed Task Breakdown	9
2.4.7 Project Deposit	9
2.4.8 Payment Schedule	9
2.4.9 Estimated Material Costs	10
2.4.10 Project Start	10
2.4.11 Project Scope Changes	10
2.4.12 Project Termination or Cancellation	10

2.5 Assumptions	10
General Assumptions	10
Technical Assumptions	11
Regulatory Assumptions	11

2.6 Design History	11

2.7 Design Controls	11

3 Section 3	13

4 Additional Terms and Conditions	14

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 2 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
Executive Overview
1.1 Project Overview
Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics”) has recently acquired Andara Life Science, Inc. (“Andara”). Andara, which is now a wholly owned subsidiary of Cyberkinetics, owns certain technology targeted at directing and controlling nerve fiber growth in the spinal cord. The technology includes a prototype-level design of an implantable Oscillating Field Stimulator (the “OFS”). This proposal and agreement (the “Agreement”), which is effective as of May 30, 2006 (the “Effective Date”) presents a plan for Minnetronix to work with Cyberkinetics and Andara to assess the existing design, revise the design for improved manufacturability, verify the design and to prepare the OFS for manufacturing, including the development of a complete Device Master Record (the “Project”). Except as required by the context, any reference in this document to “Cyberkinetics” will be deemed to refer to both Cyberkinetics and Andara.
1.2 Project Schedule
Major Project milestones, based on the schedule presented in this Agreement are identified in the following table. Additional information regarding Project tasks and a detailed Project schedule are provided in following sections of the Agreement.

Project Milestones	Target Completion Dates
Project Start	[***]
Preliminary requirements review and risk analysis	[***]
Preliminary design review	[***]
Mechanical and electrical design updates complete	[***]
Alpha build, preliminary verification testing & completion of technical data package for Humanitarian Device Exemption (“HDE”) application submission to the U.S. Food and Drug Administration (“FDA”)	[***]
Pre-production build and verification testing complete	[***]
Design transfer complete	[***]
1.3 Summary of Project Cost Estimates
The estimated development costs by Project phase are summarized in the following table. Further detail regarding cost estimates and associated services and technical assumptions is provided in following sections of the Agreement

Phase	Estimated Services Cost
Phase 1 Requirements and Design Review	[***]
Phase 2 Detailed Design Completion	[***]
Phase 3 Alpha Prototype Build and Preliminary Verification Testing	[***]
Phase 4 Verification Device Build and Formal Verification Testing	[***]
Phase 5 Design Transfer to Clinical Device Builds	[***]
TOTAL PRELIMINARY COST ESTIMATE	[***]

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 3 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
*Note: The Project cost estimates for the Project are included as ranges, with actual costs highly contingent on the amount of redesign and new design documentation required and agreed to by the parties during the Project. At the completion of each phase of the Project, Minnetronix will provide Cyberkinetics with an updated total Project cost estimate.
1.4 Cost Structure
Project work is bid on a time and materials basis, wherein Minnetronix will bill Cyberkinetics for actual expended labor and material costs. Labor will be billed per the following rate schedule:

Resource	Rate
Project Leader	[***]
Electrical, Software, Mfg. and Quality Engineers	[***]
Mechanical Engineers	[***]
Engineering Technicians & Documentation Control	[***]
Materials will be billed to Cyberkinetics at [***]. The “material” costs include all parts, tools and third party services. The cost of any travel by Minnetronix employees outside the Twin Cities areas that is approved in advance by Cyberkinetics will also be billed as material costs.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 4 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
2 Development Proposal
2.1 Scope
This Agreement addresses Minnetronix’ efforts to review, revise and document the existing Cyberkinetics OFS design and design documentation, build prototype units and complete design verification testing. Notwithstanding anything to the contrary in this Agreement, this Agreement does not address the production of for-sale units (if Cyberkinetics is successful in obtaining HDE approval for the OFS) or production of units for clinical trials.
2.2 System Description
2.2.1 Overview
The following preliminary block diagram includes the major subsystems in the OFS as well as a more detailed depiction of the major subsystems and interconnections required for the OFS electronics:
[***]
               2.2.1.1 Design Approach
The existing OFS design has been built in limited quantities and used for initial clinical studies. The design is fully-functional and meets general performance requirements for the device. As proposed, redesign efforts on the OFS will be primarily focused on improving manufacturability while retaining all critical aspects of the existing design. The redesigned OFS will be designed to provide the same stimulation output and will incorporate the same functions as the existing units. Design modifications to improve robust and manufacturability will be considered and will likely include the following:
[***]
2.3 Roles and Responsibilities
This Project as proposed will be a joint effort between Minnetronix and Cyberkinetics.
2.3.1 Cyberkinetics’ Roles
Cyberkinetics personnel will be available for consultation and will provide input to Minnetronix engineers throughout the Project. Cyberkinetics team members will work closely with Minnetronix personnel to facilitate transfer of design information and finalization of system requirements in the initial phase of development. During the Project, Cyberkinetics will provide ongoing input into the OFS development and documentation and will be invited to participate in all formal Project and design reviews. Throughout the Project, Cyberkinetics will work closely with Minnetronix design engineers to ensure successful implementation and integration of existing technology from Cyberkinetics’ technology development partners.
2.3.2 Minnetronix’ Roles
Minnetronix personnel will be responsible for system engineering, including system requirements management, and will complete all necessary system design modifications and documentation tasks associated required during the Project. Minnetronix will also conduct final assembly of all prototype devices. Minnetronix will complete Project tasks and develop and maintain design history records, appropriate for documenting design and configuration management control for the OFS design and verification.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 5 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
The Minnetronix team structure is given below:
•	Project Leader

•	Systems Engineer

•	Hardware Engineer

•	Mechanical Engineering Consultant

•	QA Engineer

•	Manufacturing Engineer

•	Engineering Technicians

•	Purchasing and Document Control Associates
2.3.2.1 Industrial Design and Mechanical Engineering Partner
Minnetronix’ standard practice for industrial design and mechanical engineering work is to select appropriate external ID/mechanical design resources for each Project. Minnetronix has developed a network of skilled and experienced partners, each with unique capabilities and specialties and all that have significant medical device experience. For the Cyberkinetics Project, Minnetronix will work with [***], a partner that has extensive implantable packaging and leads design and manufacturing experience. Minnetronix will also be leveraging the expertise and capabilities of [***], a company with a particular focus on manufacturing of implantable sub-assemblies and assemblies. Minnetronix shall be permitted to subcontract the performance of certain of its other obligations under this Agreement to qualified third parties, provided that, in each case, including the subcontractors identified in the immediately preceding sentence, (a) the third parties perform the activities in a manner consistent with this Agreement, (b) Minnetronix remains liable and solely responsible for the permitted subcontractor’s performance, and (c) Minnetronix causes any such permitted subcontractor to be bound in writing by, and to comply with, all confidentiality, intellectual property, quality assurance, regulatory and other obligations and requirements of Minnetronix set forth in this Agreement.
2.3.3 FDA and CE-marking Activities
Cyberkinetics will assume primary responsibility for required OFS regulatory activities, with technical support provided by Minnetronix as appropriate throughout all phases of development. Cyberkinetics will be responsible for interfacing directly with the FDA and European Authorities for any required regulatory submittals. Minnetronix will provide Cyberkinetics with all supporting data and information relating to the development and/or manufacture of the OFS necessary for making any regulatory submissions and obtaining all necessary approvals. Documentation likely to be required for the OFS includes a requirements specification, design documentation and verification plans and results. Minnetronix will also provide technical support to Cyberkinetics throughout the approval process to address any concerns or questions raised by the FDA or other Authorities. The format and content of such data and information for submission by Cyberkinetics to an Authority will be agreed to in advance by the parties.
It is understood that Cyberkinetics’ initial regulatory milestone is the submission of their request for an HDE by [***]. Minnetronix will work with Cyberkinetics to meet this milestone, completing design and verification test documentation required for the submission process. As proposed, Minnetronix will conduct and document preliminary verification testing on the alpha build of OFS units, including EMC and environmental testing. It is important to note that at the completion of preliminary verification testing, some outstanding issues may remain which will be fully resolved prior to production release.
Minnetronix will permit Cyberkinetics or its representatives to be present and participate in any visit or inspection by any Authority of Minnetronix’ facilities (to the extent it relates in any way to the OFS). Minnetronix will give as much advance notice as possible to Cyberkinetics of any such visit or inspection. Minnetronix will provide to Cyberkinetics a copy of any report or other written communication received from any Authority within twenty-four (24) hours after receipt thereof, and will consult with and require approval from, Cyberkinetics before responding to each such communication. Minnetronix will provide Cyberkinetics with a copy of its final responses within five (5) business days after submission thereof.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
2.3.4 Verification and Validation Activities
During later phases of the program, Minnetronix will be responsible for conducting all activities associated with design verification for the OFS as defined in 21 CFR Sec 820.30 (f). Verification activities will confirm that system-level design outputs meet documented design input requirements. Verification tasks will include risk analysis (with Cyberkinetics), design reviews, and verification testing, with documented traceability between verification test results and system requirements. Minnetronix will provide appropriate verification test results and summary documentation to Cyberkinetics. Verification test methods will comply with current industry standards and will be agreed upon in writing by the parties prior to use.
Cyberkinetics will be responsible for conducting product level validation testing, intended to assure, to the extent possible, that the finished OFS with its incorporated software is appropriate for its intended use and will be reliable and safe. OFS validation testing is conducted under simulated or actual use conditions, and may take the form of clinical testing if appropriate. Minnetronix will provide technical support to Cyberkinetics as appropriate for validation testing.
2.4 Project Overview
2.4.1 Project Summary
The Project will be broken into five main tasks:
1) Requirements Review and Updates
2) Detailed Design Updates and Documentation
3) Alpha Prototype Build and Preliminary Testing
4) Pre-production Build and Verification
5) Design Transfer
                         2.4.1.1 Requirements Review and Updates (Phase 1)
During the Requirements Review and Updates phase, Minnetronix will work with Cyberkinetics to transfer and review existing design and requirements. Minnetronix will transfer existing requirements to our internal requirements management tool and add requirements as required to ensure that requirements are complete and testable. Minnetronix will also begin entering component and sub-system information into Minnetronix’ electronic record keeping/configuration management system, in preparation for prototype and pre-production device builds. During this initial phase, Minnetronix will also review the electronics design and physical construction details of the OFS, present proposed design updates and document results. Included in this review step will be preliminary EMC and electrical safety analysis.
At the completion of the Requirements Review phase, Minnetronix will meet with Cyberkinetics to review the Project and update the Project plan, including proposed costs, based on current Project status and scope.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 7 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
2.4.2 Detailed Design, Pre-production Build and Verification (Phases 2,3,4)
Completion of detailed design and verification of the OFS involves completion of the detailed hardware and mechanical designs of the OFS, an alpha prototype build, a pre-production device build and design verification of the OFS. During final stages of development, Minnetronix will conduct design verification testing of the OFS, including EMC, environmental and product safety testing. Verification testing will be based directly on the System Requirements Specification approved in writing by Cyberkinetics, intended to verify that the OFS design meets documented requirements.
Objectives:
•	Updated/released System Requirements and System Design Specifications

•	Preliminary, functional prototypes (alpha prototypes, rapid prototype components, intended for development and preliminary lab testing)

•	CAD databases for custom PCB assemblies, mechanical parts and assemblies including drawings

•	Alpha prototype units

•	Verification test plan, procedures and results summary

•	System FMEA

•	Pre-production/verification units, fully verified and suitable for limited human use

•	Functional test fixtures, as appropriate

•	Preliminary assembly, inspection and test procedures
2.4.3 Design Transfer (Phase 5)
The Design Transfer phase will involve design transfer, for a reasonable cost at Cyberkinetics expense, to Cyberkinetics and/or its designated manufacturer. In addition to ensuring that the design history file is complete, design transfer will involve completing the device master record by developing and releasing a number of manufacturing procedures and documents.
While the goal of Phase 2 through Phase 4 activities is to complete the design and design verification of the OFS, Phase 5 activities are focused transitioning the verified design to full production release, in preparation for production of clinical devices or, depending on the then-current regulatory status of the OFS, for-sale HDE units. At the completion of Phase 5, manufacturing documentation and processes will be qualified and released for potential production builds of the OFS.
Design Transfer Objectives:
•	Completed Design History File

•	Released Device Master Record

•	Manufacturing and test fixtures
2.4.4 Cost Structure
Project work is bid on a time and materials basis, wherein Minnetronix will bill Cyberkinetics for actual expended labor and material costs. Minnetronix will provide monthly summaries of actual Project costs as well as updated estimated costs as appropriate. Labor will be billed per the following rate schedule:

Resource	Rate
Project Leader, Systems Engineer	[***]
Electrical, Software, Mfg. and Quality Engineers	[***]
Industrial Design & Mechanical Engineers	[***]
Engineering Technicians, Purchasing & Documentation Control	[***]

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
Materials will be billed to Cyberkinetics at [***]. The “material” costs include all parts, tools and third party technical services, with the exception of mechanical engineering resources. Mechanical engineering resources will be billed as Minnetronix labor per the hourly rate listed above. The cost of any travel by Minnetronix employees outside the Twin Cities area and shipping costs will also be billed as material costs.
2.4.5 Project Cost Estimate and Schedule
This section of the Agreement provides budgetary cost and schedule estimates for the Project. The Project is estimated to take [***] with costs estimated at [***] including labor and materials. If during the Project Minnetronix determines that costs are likely to exceed [***], Minnetronix will provide an updated cost estimate and require written approval to proceed under a new billing cap prior to continuing work.
2.4.6 Detailed Task Breakdown
The following tables provide a detailed list of Project tasks with preliminary, nominal labor cost estimates and target completion dates for those services.
[***]
It is important to note that the estimated Project budget in this Agreement is contingent upon maintaining the Project schedule. Delays in the overall Project schedule not caused by Minnetronix or its subcontractors are likely to cause an increase in actual labor costs.
2.4.7 Project Deposit
A deposit of [***] is required to begin the Project and will be credited against the final invoice upon completion of the Project. In the event of Project cancellation by Cyberkinetics prior to completion of the Project for any reason other than Minnetronix’ material breach of this Agreement, this amount will be forfeited.
2.4.8 Payment Schedule
Promptly upon signature of this Agreement by both parties, Cyberkinetics will pay to Minnetronix the Project Deposit described in Section 2.4.7.
During the Project, Minnetronix will bill Cyberkinetics on a monthly basis, in arrears, for Project services rendered during the preceding month. All invoices will be accompanied by a brief written description of the work billed on each invoice. The description will be prepared by the Project Leader and will reference the Project tasks outlined in this Agreement.
[***]
Further, upon Cyberkinetics’ filing of an HDE application for the OFS by the following dates, at Cyberkinetics’ option, either (a) Cyberkinetics Neurotechnology Systems, Inc. will issue to Minnetronix the following shares of unregistered common stock of Cyberkinetics Neurotechnology Systems, Inc. (the “Securities”), or (b) Cyberkinetics will pay to Minnetronix cash equal to the value of the applicable number of shares of the Securities as determined using the average closing price of the Securities for the ten (10) trading days ending on the date on which the HDE application is filed:
If the HDE application is filed on or before [***]: [***] shares
If the HDE application is filed after [***], but on or before [***]: [***] shares
If the HDE application is filed after [***], but on or before [***]: [***] shares
Finally, if the HDE application is not filed by [***] for reasons directly and solely attributable to Minnetronix’ execution of the Project and Project plan as defined in this Agreement, the charges for all further Project services will be reduced by [***] from the rates set forth in this Agreement.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 9 of 25	Company Confidential

Minnetronix Confidential
Cyberkinetics Stimulator Proposal	May 19, 2006
Any Securities issued in accordance with this Agreement will be issued in accordance with all applicable security laws and subject to the restrictions set forth in Section 4.13. Prior to, and as a condition precedent to, issuance of any Securities to Minnetronix, Minnetronix will deliver to Cyberkinetics upon request those representations reasonably requested by Cyberkinetics to confirm the existence of a valid exemption of such Securities from registration under all applicable securities laws.
2.4.9 Estimated Material Costs
Material costs will figure prominently in the Project budget. The following table provides a breakdown of the estimated material costs based on existing information.

Estimated Material Cost
Total Material Cost Estimate	[***]
Test Lab Expenses (EMC/UL/Environmental)	[***]
Prototyping components	[***]
Assembly and test fixture components	[***]
Packaging resources	[***]
Travel	[***]
2.4.10 Project Start
Minnetronix will begin the Project within 3 weeks after receiving a signed Agreement and the Project Deposit payment specified in Section 2.4.7.
2.4.11 Project Scope Changes
Throughout the development Project, it is likely that the development team will need to change the product development plan, based on additional product input and knowledge from the development team. Change is defined as any revision or adjustment to Project services that may impact schedule and budget as a result of changes or additional insight into the OFS’s technical complexity and/or Project scope. Common causes of Project scope change include the modification of functional requirements and discovery of unanticipated technical challenges.
When a significant change or a series of minor changes which in total are significant are proposed by Cyberkinetics, Minnetronix or other development partners, a Project Status Change (PSC) request will be submitted by Minnetronix for Cyberkinetics’ review. Only changes that have been approved by Cyberkinetics will be implemented. Both approved and rejected change requests will be retained by Minnetronix for design history purposes.
2.4.12 Project Termination or Cancellation
See Section 4.8.
2.5 Assumptions
Various assumptions were made in the preparation of this Agreement. Any changes to these assumptions can have a significant impact on the Project cost and schedule.
General Assumptions
•	Cyberkinetics personnel will be available to resolve issues and provide input in a timely manner.

•	Cyberkinetics will assume responsibility for investigating any patent issues pertaining to the design of the OFS and components.

•	The cost and schedule estimates provided in this Agreement assume that detailed, testable requirements for the OFS are completed and approved during the first phase of the Project along with firm design concepts. Any changes to requirements or design concepts required by Cyberkinetics after the completion of the requirements phase will impact Project cost and schedule.

•	It is assumed that the existing Cyberkinetics’ prototype design is fully functional and meets the intended use requirements for electrical stimulation output.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 10 of 25	Company Confidential

Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006
Technical Assumptions
•	This Agreement assumes that there are no significant, outstanding feasibility issues associated with the development of the OFS.
•	The cost and schedule presented in this Agreement assume that no significant delays, scope changes or Project redirection will occur during the development of the OFS as a result feasibility issues with Cyberkinetics’ technology or the product concept. Any such delays, changes or redirection will affect the cost and schedule of the product development.
•	The Project plan includes no usability analysis or design. [***]
•	The OFS will be powered by a [***].
•	The OFS will output energy at a [***], consistent with the existing prototype design. [***]
•	[***]
•	[***]
Regulatory Assumptions
•	The OFS is intended to be UL/ULc-listed and CE-marked. Throughout the development program, the OFS will be designed to comply with requirements of UL 60601-1, EN 60601-1 and applicable collateral standards.
•	By the completion of the full development program, Minnetronix will provide design documentation for the product, compliant with applicable FDA, ISO 9001 and ISO 13485 design controls and Minnetronix SOPs.
•	The Cyberkinetics OFS will be an FDA Class III product
•	It is assumed that the technical documentation developed up to and including the preliminary verification testing of alpha prototype units will be sufficient for the HDE regulatory submission.
2.6	Design History
A design history file (DHF) will be used to compile a complete history of the design activities. The design history file will include actual documents and/or pointers to documents including all deliverables, meeting minutes, and any other documents significant to the development Project. The design history file will be stored electronically with pointers as necessary to hard-copy documents maintained by Minnetronix Document Administration. Minnetronix will be responsible for creating or maintaining the overall DHF for the Project. During the prototype development, design history records will be minimal, only documenting the steps or critical design decisions that need to be carried forward to the production system.
2.7	Design Controls
Minnetronix procedures are established and maintained to control and document the design process and to ensure that specified design requirements are met. The records generated during the development process are placed in the Project’s Design History File or Device Master Record as applicable. Minnetronix maintains both electronic and paper DHF’s including an electronic design history e-mail box. In addition, Minnetronix uses a Microsoft SourceSafe code and document control system for design control during development. The following diagram provides an overview of our development approach:

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006
Minnetronix
Product Developement Process Summary

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 12 of 25	Company Confidential

Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006
3 Section 3
Intentionally blank.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006
4.	Additional Terms and Conditions
4.1	Service Performance.
     4.1.1 Minnetronix will perform the Project in strict accordance with the terms and conditions of this Agreement. Minnetronix will provide the facilities, Equipment, supplies and staff reasonably necessary to perform the Project in accordance with the timetable(s) specified in this Agreement.
     4.1.2 Minnetronix will promptly notify Cyberkinetics if Minnetronix has reason to believe that it will be unable to perform or complete the Project. Compliance by Minnetronix with this Section will not relieve Minnetronix of any other obligation or liability under this Agreement.
4.2 Materials and Equipment.
     4.2.1 Minnetronix will supply all materials to be used by Minnetronix in the performance of Project services other than the Cyberkinetics Materials indicated in this Agreement. Cyberkinetics or its designees will provide Minnetronix with the Cyberkinetics Materials. Minnetronix agrees (a) to account for all Cyberkinetics Materials, (b) not to provide Cyberkinetics Materials to any third party (including permitted subcontractors) without the express prior written consent of Cyberkinetics, (c) not to use Cyberkinetics Materials for any purpose other than conducting the Project, and (d) to destroy or return to Cyberkinetics all unused quantities of Cyberkinetics Materials according to Cyberkinetics’ written directions. Further, Minnetronix agrees not to analyze, characterize, modify or reverse engineer any Cyberkinetics Materials or take any action to determine the structure or composition of any Cyberkinetics Materials unless and to the extent required to complete the Project.
     4.2.2 Cyberkinetics will at all times retain title to and ownership of the Cyberkinetics Materials and the OFS at each and every stage of the Project. Minnetronix will at all times take such measures as are required to protect the Cyberkinetics Materials and the OFS from risk of loss or damage at all stages of the Project. Minnetronix will use its commercially reasonable efforts to ensure that Cyberkinetics Materials and the OFS remain free and clear of any liens or encumbrances. Minnetronix will promptly notify Cyberkinetics if at any time it believes any Cyberkinetics Materials or any OFSs have been lost or stolen.
     4.2.3 Minnetronix will supply all Equipment necessary to perform the Project, except that Cyberkinetics will supply the Additional Equipment, if any. The Additional Equipment will not be used by Minnetronix except in performance of Project services under the applicable this Agreement. Title to the Additional Equipment will remain with Cyberkinetics and Minnetronix will use its commercially reasonable efforts to ensure that the Additional Equipment is properly labeled as Cyberkinetics property and remains free and clear of any liens or encumbrances. At Cyberkinetics’ request, the Additional Equipment will be returned to Cyberkinetics, or to its designee. Minnetronix will be responsible, at its own cost, for maintenance of the Additional Equipment. To the extent Cyberkinetics provides spare parts for the Additional Equipment, such spare parts will remain the property of Cyberkinetics and will be used by Minnetronix only for maintenance of the Additional Equipment. Minnetronix will promptly notify Cyberkinetics if at any time it believes any Additional Equipment has been damaged, lost or stolen.
4.3	Records.
     4.3.1 Minnetronix will keep complete and accurate records, including, without limitation, reports, accounts, notes, data, and records of all information and results obtained from performance of the Project (collectively, the “Records”). All Records, except for those created solely and specifically for Minnetronix’ internal

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006
communication and recordkeeping purposes, will be the sole property of Cyberkinetics. Upon Cyberkinetics’ request, Minnetronix will promptly provide Cyberkinetics with copies of such Records. Minnetronix will not transfer, deliver or otherwise provide any such Records to any party other than Cyberkinetics, without the prior written approval of Cyberkinetics. While in the possession or control of Minnetronix, Records will be made available for inspection, examination and copying by or on behalf of Cyberkinetics. All original Records of the development and manufacture of the OFS hereunder will be retained and archived by Minnetronix in accordance with Applicable Law, but in no case for less than a period of five (5) years following completion of the Project (the “Retention Period”). Following the Retention Period, Minnetronix will not destroy the Records without first giving Cyberkinetics written notice and the opportunity to further store the Records at Cyberkinetics’ expense.
     4.3.2 If Cyberkinetics elects to manufacture OFS itself, or to have OFS manufactured by a third party, Minnetronix will provide to Cyberkinetics, or its designee, all manufacturing information, including, without limitation, Records, documentation, technical assistance, materials and cooperation by appropriate employees of Minnetronix as Cyberkinetics or its designee may reasonably require in order to manufacture the OFS. Cyberkinetics will compensate Minnetronix for such assistance at the hourly rate(s) set forth in this Agreement, or such other reasonable rate(s) as the parties may agree in writing.
4.4	Shipping and Delivery.
     4.4.1 Cyberkinetics will promptly notify Minnetronix in writing of loss, damage, defects or non-delivery of any part of an OFS shipment after delivery of such shipment to Cyberkinetics, or its designee, and if any loss, damage, defects or partial non-delivery are not evident to Cyberkinetics at the time of delivery, such notification by Cyberkinetics to Minnetronix will be made no later than ten (10) days after delivery.
4.5	Price and Payments.
     4.5.1 The fees for the performance of the Project will be as set forth in Section 2.4.
     4.5.2 Payment of undisputed invoices will be due thirty (30) days after receipt of the invoice by the relevant Cyberkinetics contact. Cyberkinetics will make all payments in United States Dollars and by check or wire transfer to a bank account designated in writing by Minnetronix.
     4.5.3 Minnetronix will keep accurate financial records of all Project services performed and invoice calculations, and, upon the request of Cyberkinetics, will provide Cyberkinetics with all documentation reasonably requested to support all amounts invoiced by Minnetronix.
     4.5.4 Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Project services hereunder (other than any taxes based upon the income of Minnetronix) will be borne by Cyberkinetics.
4.6	Representations and Warranties.
     4.6.1 Minnetronix represents and warrants that:
     (a) Minnetronix is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
     (b) The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Minnetronix, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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     (c) Minnetronix is under no contractual or other obligation or restriction that is inconsistent with Minnetronix’ execution or performance of this Agreement. Minnetronix will not enter into any agreement, either written or oral, that would conflict with Minnetronix’ responsibilities under this Agreement.
     (d) The Project will be performed in accordance with Applicable Law, Minnetronix’ Quality System and this Agreement.
     (e) To the best of Minnetronix’ knowledge, the Project services will not infringe the intellectual property rights of any third party and Minnetronix will promptly notify Cyberkinetics in writing should it become aware of any claims asserting such infringement.
     (f) Neither Minnetronix, its officers nor any person used by Minnetronix to perform services related to the Project (i) has been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or (iii) to the knowledge of Minnetronix, has been convicted of a criminal offense related to the provision of healthcare items or services or is subject to any such pending action. Minnetronix agrees to inform Cyberkinetics in writing promptly if Minnetronix or any person who is performing services related to the Project is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Minnetronix’ knowledge, is threatened.
     (g) All information and computational devices used in the performance of services related to the Project will, with respect to date, generate correct data and produce correct results and will (i) properly calculate and function with respect to leap years, and (ii) represent dates without ambiguity as to century. Noncompliance with such requirement will not constitute a force majeure event.
     4.6.2 Cyberkinetics and Andara each represent and warrant that:
     (a) Cyberkinetics and Andara are and will remain corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of organization.
     (b) The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Cyberkinetics and Andara, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.
     (c) Neither Cyberkinetics nor Andara are under a contractual or other obligation or restriction that is inconsistent with their execution or performance of this Agreement. Neither Cyberkinetics nor Andara will enter into any agreement, either written or oral, that would conflict with their responsibilities under this Agreement.
     (d) To the best of Cyberkinetics’ and Andara’s knowledge, the use of Cyberkinetics Technology as contemplated in the Project will not infringe the intellectual property rights of any third party and Cyberkinetics and Andara will promptly notify Minnetronix in writing should it become aware of any claims asserting such infringement.
     4.6.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.
4.7	Compliance With Government Regulations.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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     4.7.1 Minnetronix agrees to comply with all Applicable Law in performing services related to the Project. Minnetronix shall promptly notify Cyberkinetics in writing of any conflict in Applicable Law, and Cyberkinetics shall designate in writing to Minnetronix which Applicable Law shall be followed. Minnetronix will be responsible for obtaining, at its expense, any facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of services related to the Project. At Cyberkinetics’ request, Minnetronix will provide Cyberkinetics with copies of all such approvals and submissions to Authorities, and Cyberkinetics will have the right to use any and all information contained in such approvals or submissions in connection with regulatory approval and/or commercial development of the OFS.
     4.7.2 Minnetronix will be solely responsible for implementing and maintaining health and safety procedures for the performance of services related to the Project. Minnetronix, in consultation with Cyberkinetics, will develop safety and handling procedures for the OFS; provided, however, that Cyberkinetics will have no responsibility for Minnetronix’ health and safety program.
4.8	Term and Termination.
     4.8.1 This Agreement will take effect as of the Effective Date and will continue for [***] unless earlier terminated pursuant to this Section 4.8 or extended upon mutual agreement of Minnetronix and Cyberkinetics in writing.
     4.8.2 Cyberkinetics will have the right, in its sole discretion, to terminate this Agreement and (a) upon thirty (30) days prior written notice to Minnetronix, or (b) immediately upon written notice if (i) in Cyberkinetics’ reasonable judgment, Minnetronix is or will be unable to perform the Project hereunder in accordance with the agreed upon timeframe and/or budget set forth in this Agreement, or (ii) Minnetronix fails to obtain or maintain any material governmental licenses or approvals required in connection with the Project.
     4.8.3 Minnetronix may terminate this Agreement upon thirty (30) days’ prior written notice to Cyberkinetics if Cyberkinetics materially breaches this Agreement and fails to cure the breach during the notice period.
     4.8.4 Upon termination or expiration of this Agreement, neither Minnetronix nor Cyberkinetics shall have any further obligations under this Agreement, except:
(a)	Minnetronix will terminate all services in progress related to the Project, including subcontracted services related to the Project, in an orderly manner as soon as practical and in accordance with a schedule agreed to by Cyberkinetics, unless Cyberkinetics specifies in the notice of termination that services related to the Project in progress should be completed;

(b)	Minnetronix will deliver to Cyberkinetics all Cyberkinetics Materials, Additional Equipment, complete or partially complete OFS units or prototypes, Records, data, reports and other property, information and/or know-how in recorded form that was provided by Cyberkinetics, or developed in the performance of the Project, that are owned by or licensed to Cyberkinetics;

(c)	Minnetronix will return to the vendor for a refund all unused, returnable materials in Minnetronix’ possession; provided that Cyberkinetics will have the option, but not the obligation, to pay for and take possession of any such materials;

(d)	Within thirty (30) days after the termination or expiration of this Agreement, Minnetronix will provide to Cyberkinetics a written itemized statement of all work performed by it in connection with this Agreement, an itemized breakdown of the costs associated with that work, and a final invoice. In the case of expiration, but not termination, of the Agreement, such invoice will be reduced by the amount of the Project Deposit set forth in Section 2.4.7. If the amount of the final

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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invoice issued following expiration of this Agreement is less than the amount of such Project Deposit, then Minnetronix agrees to refund the difference to Cyberkinetics;

(e)	Each party will immediately return the other party’s Confidential Information; provided, however, that each party shall be permitted to retain Confidential Information to the extent required to do so by Applicable Law, and each party’s counsel shall be permitted to retain one copy of the other party’s Confidential Information solely for purposes of determining compliance with the confidentiality provisions set forth in Section 4.10 of this Agreement; and

(f)	Any rights and obligations of the parties that by their terms survive termination or expiration of this Agreement, including, without limitation, the Record retention (Section 4.3), representations and warranties (Section 4.6), confidentiality (Section 4.10), indemnification and insurance (Section 4.11), intellectual property rights (Section 4.12), securities (Section 4.13), miscellaneous (Section 4.14) and definitions (Section 4.15) provisions of this Agreement, will survive termination or expiration.
     4.8.5 Nothing in this Section 4.8 will affect a party’s liability for breaches of this Agreement that occurred prior to the effective date of termination or expiration.
4.9	Force Majeure.
Except as otherwise expressly set forth in this Agreement, neither party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”). The party affected by any event of force majeure will promptly notify the other party, explaining the nature, details and expected duration thereof. Such party will also notify the other party from time to time as to when the affected party reasonably expects to resume performance in whole or in part of its obligations hereunder, and to notify the other party of the cessation of any such event. A party affected by an event of force majeure will use its reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch. If a party anticipates that an event of force majeure may occur, such party will notify the other party of the nature, details and expected duration thereof. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence.
4.10	Confidentiality.
     4.10.1 “Confidential Information” means any scientific, technical, trade or business information which is disclosed by one party (“disclosing party) to the other (“receiving party”) and which is treated by the disclosing party as confidential or proprietary. Confidential Information does not include information that (a) is in possession of the receiving party at the time of disclosure, as reasonably demonstrated by written records and without obligation of confidentiality, (b) is or later becomes part of the public domain through no fault of the receiving party, (c) is received by the receiving party from a third party without an obligation of confidentiality to the disclosing party, or (d) is developed independently by the receiving party without use of, reference to, or reliance upon the disclosing party’s Confidential Information. The disclosing party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure all such Confidential Information that is disclosed in writing or other tangible form. Confidential Information of Minnetronix includes, but is not limited to, Minnetronix Technology, whether or not labeled confidential. Confidential Information of Cyberkinetics includes, but is not limited to, any information or documentation developed for Cyberkinetics by Minnetronix under this Agreement and all Cyberkinetics Technology, whether or not labeled confidential.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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     4.10.2 Each receiving party agrees (a) to keep confidential the Confidential Information of the disclosing party and the terms of this Agreement, (b) not to disclose the disclosing party’s Confidential Information to any third party without the prior written consent of such disclosing party, and (c) to use such Confidential Information only as necessary to fulfill its obligations or in the reasonable exercise of rights granted to it hereunder. A receiving party, however, may disclose (i) Confidential Information of the disclosing party to its Affiliates, and to its and their directors, employees, consultants, and agents in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use, (ii) Improvements to the extent required to exploit its rights under Section 16 of this Agreement, and (iii) Confidential Information of the disclosing party to the extent such disclosure is required to comply with Applicable Law or to defend or prosecute litigation; provided, however, that in the case of (iii) only, the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure. Furthermore, Cyberkinetics may disclose Confidential Information of Minnetronix relating to the development and/or manufacture of the OFS to entities with whom Cyberkinetics has (or may have) a marketing and/or development collaboration and who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.
     4.10.3 Except to the extent required by Applicable Law, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that (a) following execution of this Agreement by both parties, Cyberkinetics intends to make a public statement or release regarding its relationship with Minnetronix and/or this Agreement; and (b) following such public statement or release, Minnetronix may publicly disclose, without obtaining Cyberkinetics’ prior written consent, that Cyberkinetics is a customer of Minnetronix and, subject to the other terms of this Agreement, otherwise may disclose the general nature of the parties’ relationship, consistent with Cyberkinetics’ prior public disclosures regarding such relationship. Cyberkinetics shall offer Minnetronix and its counsel the opportunity to review and comment on any proposed filing of this Agreement with any governmental authority, including any request for confidential treatment, prior to such filing.
4.11	Indemnification and Insurance.
     4.11.1 Minnetronix will indemnify and hold harmless Cyberkinetics, its Affiliates and their respective officers, directors, employees and agents (each a “Cyberkinetics Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Cyberkinetics Indemnitee by any third party based on, arising out of, or resulting from, any (a) material breach by Minnetronix of its representations, warranties or covenants hereunder, or (b) the gross negligence or willful misconduct of any Minnetronix Indemnitees (as defined in Section 4.11.2 below) in performing obligations under this Agreement. As a condition of this indemnification obligation, Cyberkinetics must promptly notify Minnetronix of a covered claim, must tender to Minnetronix (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense. Notwithstanding the foregoing, Minnetronix will not agree to settle any claim on such terms or conditions as would impair Cyberkinetics’ ability or right to manufacture, market, sell or otherwise use the OFS, or as would impair Minnetronix’ ability, right or obligation to perform its obligations hereunder.
     4.11.2 Cyberkinetics will indemnify and hold harmless Minnetronix, its Affiliates and their respective officers, directors, employees and agents (each a “Minnetronix Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Minnetronix Indemnitee by any third party based on, or arising out of, or resulting from (a) the use of the OFS, except to the extent that such damages are within the scope of the indemnification obligation of Minnetronix under Section 14.1, (b) material breach by Cyberkinetics of its representations, warranties or covenants hereunder, or (c) gross negligence or willful misconduct of any Cyberkinetics Indemnitees in performing obligations under this Agreement. As a condition of this indemnification obligation, Minnetronix must promptly notify Cyberkinetics of a

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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covered claim, must tender to Cyberkinetics (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.
     4.11.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 13 OR TO ANY PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 4.11.
     4.11.4 Insurance.
     (a) Minnetronix will secure and maintain in full force and effect throughout the term of this Agreement insurance with coverage and minimum policy limits set forth as follows:
(1)	Worker’s Compensation: Statutory limits in each state in which Minnetronix is required to provide worker’s compensation coverage.

(2)	Employer’s Liability: at least one hundred thousand dollars ($100,000) of coverage.

(3)	Comprehensive General Liability: with per occurrence limits of at least one million dollars ($1,000,000) each and a general aggregate limit of at least two million dollars ($2,000,000).
     (b) Minnetronix will furnish to Cyberkinetics (Attn.: ___) a certificate from an insurance carrier demonstrating the insurance requirements set forth above and shall provide at least thirty (30) days advance written notice to Cyberkinetics of any material decrease or cancellation in coverage or limits.
     (c) Minnetronix will comply, at Cyberkinetics’ expense, with reasonable requests for information made by Cyberkinetics’ insurance provider representative(s), including permitting such representative(s) to inspect Minnetronix’ facility during operational hours and upon reasonable advance notice to Minnetronix. In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non-disclosure as Minnetronix may reasonably require.
4.12	Intellectual Property Rights.
     4.12.1 All rights to and interests in Cyberkinetics Technology will remain the exclusive property of Cyberkinetics. Minnetronix agrees that its rights to Cyberkinetics Technology are for the limited purpose of providing services related to the Project.
     4.12.2 All rights to and interests in Minnetronix Technology will remain the exclusive property of Minnetronix. Minnetronix agrees that it will not incorporate any Minnetronix Technology into the OFS, nor will it design the OFS in such a way that Minnetronix Technology is required to manufacture or use the OFS, without Cyberkinetics’ prior written consent in each instance. If Cyberkinetics agrees to have any Minnetronix Technology so incorporated, or to permit the OFS to be so designed, Minnetronix grants Cyberkinetics a non-exclusive, worldwide, irrevocable, perpetual, royalty-free, paid-up license, with the right to grant sublicenses, to use any such Minnetronix Technology for the purpose of making, having made, using and selling the OFS.
     4.12.3 Upon payment in full of all amounts due to Minnetronix under the invoice for the period in which each Improvement was first conceived, Minnetronix hereby assigns and transfers to Cyberkinetics (or its designee) full and complete ownership of all Improvements without additional compensation to Minnetronix.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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Minnetronix will take such steps as Cyberkinetics may reasonably request (at Cyberkinetics’ expense) to vest in Cyberkinetics (or its designee) ownership of the Improvements.
     4.12.4 Improvements which are considered by Cyberkinetics, in its reasonable determination, to be a trade secret of, or patentable by, Cyberkinetics shall be referred to herein as “Cyberkinetics Inventions”. Cyberkinetics hereby grants to Minnetronix a non-exclusive, perpetual, fully paid-up, royalty free, worldwide license, with the right to sub-license, to all Improvements which are not Cyberkinetics Inventions, provided that Minnetronix does not incorporate any Confidential Information of Cyberkinetics into the design and/or manufacture of any products designed or manufactured for any third party other than Cyberkinetics or its Affiliates. Cyberkinetics shall use its commercially reasonable efforts to notify Minnetronix in writing within 60 days after Cyberkinetics first receives delivery or notice of any Improvements that it reasonably considers to be Cyberkinetics Inventions. Notwithstanding the foregoing, any failure to deliver such a notice within such 60-day period shall not affect in any way Cyberkinetics’ ownership of and property rights in any Improvements; provided that, in the event that Minnetronix or a third party makes use of any such Improvements after the 60-day period, but prior to receipt of a notice from Cyberkinetics provided for above, any such Improvements that would have been Cyberkinetics Inventions if proper notice had been given shall be deemed to be Improvements (and not Cyberkinetics Inventions) and shall be subject to the rights granted to Minnetronix pursuant to the terms of this Section 4.12.4.
     4.12.5 Cyberkinetics will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend at its sole expense, any patent applications and/or patents that claim and/or cover Improvements. If Cyberkinetics declines to file and/or prosecute any patent applications, or maintain any patents, relating to Improvements, it will give Minnetronix reasonable notice to this effect and, thereafter, Minnetronix may, upon written notice to Cyberkinetics, file and prosecute such patent applications and/or maintain such patents, in the name of Cyberkinetics and at Minnetronix’ expense.
4.13	Securities
Any Securities issued to Minnetronix pursuant to this Agreement may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or (ii) (A) the transferor shall have notified the Cyberkinetics of the proposed disposition and shall have furnished the Cyberkinetics with a statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Cyberkinetics, such transferor shall have furnished the Cyberkinetics with an opinion of counsel, reasonably satisfactory to the Cyberkinetics, that such disposition will not require registration of such securities under the Securities Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition; and (iii) the proposed transferee shall have agreed in writing to be bound by the terms and provisions of this Section 4.13.
4.14	Miscellaneous.
     4.14.1 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, but with notice to the other party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of the assets of such party or the line of business or product to which this Agreement relates, (b) to the successor entity or acquirer in the event of the merger, consolidation or change of control of a party hereto, or (c) to any Affiliate of the assigning party. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.
     4.14.2 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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provision. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. The parties will use their reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the parties. The foregoing will not apply to provisions relating to price and payment hereunder.
     4.14.3 Notices. All notices or other communications which are required or permitted hereunder will be made in writing and delivered personally, sent by telecopier (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Minnetronix, to:
Minnetronix, Inc.
1635 Energy Park Drive
St. Paul, MN 55108
Attn:
If to Cyberkinetics, to:
[Insert Notice Info.]
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by telecopier on a business day, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier, or (c) on the third business day following the date of mailing, if sent by first class mail.
     4.14.4 Choice of Law. This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, USA without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.
     4.14.5 Dispute Resolution. The parties shall use all reasonable efforts and negotiate in good faith to resolve any dispute, controversy, or claim arising out of or in connection with this Agreement, including referring such disputes to their respective chief executive officers, or any other executive officer designated by that chief executive officer (the “Executive Officers”). If the Executive Officers are unable to resolve such dispute within thirty (30) days, each party will be free to pursue all remedies available to it under law or equity.
     4.14.6 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Cyberkinetics and Minnetronix. This Agreement may only be changed by a writing signed by authorized representatives of both parties.
     4.14.7 Conflicts. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any purchase order or other form used by the parties, the terms of this Agreement will control.
     4.14.8 Headings; Construction. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either party.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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     4.14.9 No Partnership or Employment Relationship. This Agreement does not create a partnership or employment relationship between Cyberkinetics and the Minnetronix.
     4.14.10 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.
     4.14.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
4.15	Definitions
Capitalized terms not otherwise defined in this Agreement have the meanings assigned them in this Section 4.15:
     “Additional Equipment” means the Equipment, if any, identified in this Agreement as to be provided by Cyberkinetics or purchased or otherwise acquired by Minnetronix at Cyberkinetics’ expense.
     “Affiliate” means, with respect to a party, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such party. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.
     “Applicable Law” means all applicable ordinances, rules, regulations, laws, guidelines, guidances, and requirements of any Authority, and any other applicable laws and regulations, as amended from time to time.
     “Authority” means any government regulatory authority with jurisdiction over the manufacture of the OFS or use of the OFS in the intended country of use, including, without limitation, the FDA and the EMEA.
     “Confidential Information” has the meaning set forth in Section 4.10.
     “Cyberkinetics Indemnitee” has the meaning set forth in Section 4.11.1.
     “Cyberkinetics Materials” means the materials identified in this Agreement as being provided by Cyberkinetics.
     “Cyberkinetics Technology” means (a) Cyberkinetics Materials, (b) the OFS, (c) Specifications, (d) the Technology of Cyberkinetics developed or obtained by or on behalf of Cyberkinetics (i) prior to the Effective Date, or (ii) independent of this Agreement and without the use of the Confidential Information of Minnetronix, and (e) the Manufacturing Process except to the extent such process includes Minnetronix Technology.
     “EMEA” means the European Medicines Evaluation Agency and any successor agency having substantially the same functions.
     “Equipment” means any equipment or machinery, including Additional Equipment, used by Minnetronix in the development and/or manufacture of the OFS.
     “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.
     “force majeure” has the meaning set forth in Section 4.9.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

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     “Improvements” means all Technology, results, discoveries and inventions, and all modifications and improvements thereto (whether or not protectable under patent, trademark, copyright or similar laws) that are obtained, discovered, developed or reduced to practice in the performance the Project.
     “Minnetronix Indemnitee” has the meaning set forth in Section 4.11.2.
     “Minnetronix Technology” means the Technology developed or obtained by or on behalf of Minnetronix (a) prior to the Effective Date, or (b) independent of this Agreement and without the use of the Confidential Information of Cyberkinetics.
     “Project” has meaning assigned it in Section 1.1.
     “Records” has the meaning set forth in Section 4.3.
     “Retention Period” has the meaning set forth in Section 4.3.
     “Specifications” means a set of criteria that are provided by or approved by Cyberkinetics to which the OFS should conform to be considered acceptable for its intended use, as such criteria may be developed in the course of the Project and amended or supplemented from time to time by Cyberkinetics in writing.
     “Technology” means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).
     IN WITNESS WHEREOF, the authorized representative(s) of the parties have executed this agreement as of the effective date set forth above.

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 24 of 25	Company Confidential

Minnetronix Confidential Cyberkinetics Stimulator Proposal	May 19, 2006

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.		MINNETRONIX, INC.

By:	/s/ Mark A. Carney	By:	/s/ Richard A. Nazarian
Name:	Mark A. Carney	Name:	Richard A. Nazarian
Title:	Executive Vice President	Title:	President and Chief Executive Officer

ANDARA LIFE SCIENCE, INC.

By:	/s/ Mark A. Carney
Name:	Mark A. Carney
Title:	Executive Vice President

***	Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed with the Commission.

2006 © Minnetronix, Inc. All Rights Reserved.	Page 25 of 25	Company Confidential